Exhibit 10.1

INDIA GLOBALIZATION CAPITAL, INC.

Common Stock

ATM AGENCY AGREEMENT

October 13, 2009

Enclave Capital LLC
708 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through ENCLAVE CAPITAL LLC, as sales agent (the “Agent”), shares of the Company’s common stock, par value $.0001 per share (the “Common Shares”), having an aggregate offering price of up to $4,000,000 on the terms set forth in this agreement (this “Agreement”).

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Amount” means the number of Shares that the Agent has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Agent shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of the Effective Date.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Annual Report” has the meaning set forth in Section 3.02.

“Base Prospectus” has the meaning set forth in Section 3.01.

“Code” has the meaning set forth in Section 3.21.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” has the meaning set forth in the introductory paragraph of this Agreement.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Debt Repayment Triggering Event” has the meaning set forth in Section 3.15.

“Default” has the meaning set forth in Section 3.15.

“Effective Date” has the meaning set forth in Section 2.01(b).

“Engagement Letter” has the meaning set forth in Section 2.04.

“Environmental Laws” has the meaning set forth in Section 3.28.

“ERISA” has the meaning set forth in Section 3.29.

“ERISA Affiliate” has the meaning set forth in Section 3.29.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Existing Instrument” has the meaning set forth in Section 3.15.

“FINRA” has the meaning set forth in Section 3.15.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable Selling Period, which may be adjusted by the Company at any time during the Selling Period by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“Free Writing Prospectus” has the meaning set forth in Section 2.03.

“Governmental Licenses” has the meaning set forth in Section 3.19.

“Hazardous Materials” has the meaning set forth in Section 3.28.

“Governmental Licenses” has the meaning set forth in Section 3.18.

“Issuance” means each occasion on which the Company elects to exercise its right to deliver an Issuance Notice requiring the Agent to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent with respect to any Issuance.

“Issuance Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 2.03(b).

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, the President or the Chief Financial Officer.

“Issuance Price” means the Sales Price less the Selling Commission.

 “Issuance Supplement” has the meaning set forth in Section 3.01.

“Intellectual Property Rights” has the meaning set forth in Section 3.17.

“Investment Company Act” has the meaning set forth in Section 3.21.

“Material Adverse Change” has the meaning set forth in Section 3.07.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (1) $4,000,000 and (2) the aggregate amount of Shares registered under the Registration Statement.

“Money Laundering Laws” has the meaning set forth in Section 3.33.

“OFAC” has the meaning set forth in Section 3.34.

 “Original Registration Statement” has the meaning set forth in Section 3.01.

“PCAOB” has the meaning set forth in Section 3.08.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“preliminary prospectus” has the meaning set forth in Section 3.01.

“Principal Market” means the NYSE Amex or such other national securities exchange on which the Common Shares, including any Shares, are then listed.

“Prospectus” has the meaning set forth in Section 3.01.

“PTO” has the meaning set forth in Section 3.17.

“Registration Statement” has the meaning set forth in Section 3.01.

“Regulation M” has the meaning set forth in Section 3.23.

“Related Judgment” has the meaning set forth in Section 8.02.

“Related Proceedings” has the meaning set forth in Section 8.02.

“Representation Date” has the meaning set forth in the introductory paragraph of Article III.

“Rule 102” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement, whether on the Principal Market in the case of ordinary brokers’ transactions or as otherwise agreed by the parties in other methods of sale.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means 3% of the aggregate proceeds received by the Company pursuant to the sale of Shares hereunder.

“Selling Period” means the period of one to twenty consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered pursuant to Section 2.03(b).

“Settlement Date” means the third (3rd) business day following each Trading Day during the Selling Period on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” shall mean the Company’s Common Shares issued or issuable pursuant to this Agreement.

“Side Letter” has the meaning set forth in the definition of Selling Commission.

“Subsidiary” or “Subsidiaries” has the meaning set forth in Section 3.12.

“Specified Courts” has the meaning set forth in Section 8.02.

“Trading Day” means any day on which the Principal Market is open for trading.

“Triggering Event” has the meaning set forth in Section 4.13.

ARTICLE II

ISSUANCE AND SALE OF COMMON SHARES

Section 2.01 (a)  Agreement Regarding Issuance and Sale of Shares.  Upon the terms and subject to the conditions of this Agreement, the Company may issue Shares through the Agent and the Agent shall use its commercially reasonable efforts to place such Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such Issuance Notices as the Company may deliver to the Agent, during the Agency Period.

(b)           Agreement Effectiveness.  This Agreement shall be deemed effective on the date on which each of the following conditions has been satisfied (the “Effective Date”):

(i)	the execution and delivery of this Agreement by the parties hereto; and

(ii)
the satisfaction by the Company of the conditions set forth in Section 5.01, with the understanding that the form and substance of (A) the comfort letters required by Section 5.01(e) shall be in the forms contained in Exhibit F and (B) the legal opinions required by Section 5.01(f) shall be in the forms contained in Exhibits B through E.

Section 2.02 Mechanics of Issuances.

(a)           Issuance Notice.  Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Sections 5.01 and 5.02 shall have been satisfied, the Company may exercise its right to request an Issuance by the delivering to the Agent an Issuance Notice; provided, however, that (i) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (ii) prior to delivery of any Issuance Notice, the Selling Period for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons identified in Section 8.04 and confirmed by the Company by telephone (including a voicemail message to the persons identified in Section 8.04), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

                (b)           Agent Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to, and in accordance with the information specified in, the Issuance Notice into the Principal Market and otherwise in accordance with the terms of such Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement.  For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(c)           Method of Offer and Sale.  The Shares may be offered and sold (i) in privately negotiated transactions (if and only if the parties hereto have so agreed in writing) or (ii) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(d)           Confirmation to the Company.  The Agent will provide written confirmation to the Company pursuant to Section 8.04 no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(e)           Settlement.  Each Issuance will be settled on the applicable Settlement Date for such Issuance and, subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.

(f)           Suspension or Termination of Sales.  Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email pursuant to Section 8.04), suspend any sale of Shares, and the Selling Period shall immediately terminate; provided, however, that (i) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (ii) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale, the Company shall still be obligated to comply with Section 2.03 regarding the payment of the applicable Selling Commission and reimbursement of the Agent’s expenses; and (iii) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders, and may use the Shares to settle or close out such borrowings.  The Company agrees that no such notice shall be effective against the Agent unless it is made to one of the individuals named in Section 8.04.

(g)           No Guarantee of Placement, Etc.  The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in placing Shares and (ii) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares.  In acting hereunder, the Agent will not be obligated to purchase any Shares for its own account or otherwise and will be acting as agent for the Company and not as principal.

Section 2.03 Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

Section 2.04 Fees & Reimbursement of Expenses.  (a) Fees.  As compensation for services rendered, on or before the any Settlement Date, the Company shall pay to the Agent the Selling Commission regarding the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 2.01(f)), by wire transfer of immediately available funds to an account or accounts designated by the Agent.

(b)         Reimbursement of Expenses.  The Company agrees, whether or not any Shares are placed or sold pursuant to this Agreement, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and, from time to time upon receipt of an invoice, to reimburse the Agent for its reasonable expenses (including out-of-pocket expenses and the fees and expenses of counsel to the Agent) as set forth in the Side Letter, provided that all such expenses that have accrued by the Agreement Closing Date shall be paid on such date.  The payment of the Agent’s expenses pursuant to this paragraph shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Agent that as of (1) the Effective Date, (2) each Issuance Date, (3) each Settlement Date and (4) any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

Section 3.01 Registration Statement.  The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-160993) that contains a base prospectus (the “Base Prospectus”).  Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act.  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Shares to be sold pursuant to this Agreement), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement, together with any prospectus supplement and any pricing supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

Section 3.02 Compliance with Registration Requirements. (a) At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (the “Annual Report”) was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i).

(b)           The Original Registration Statement has been declared effective by the Commission.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or Section 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering and sale of the Shares.

(c)            The Registration Statement, as amended complies in all material respects with the requirements of the Securities Act, and the Registration Statement, as amended, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, conforms in all material respects to the requirements of the Securities Act and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

The representations and warranties in this Section 3.02 shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto.

(d)            Ineligible Issuer Status. At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

Section 3.03 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the Effective Date, (iii) at each Issuance Date and (iv) at each Settlement Date did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.04 Authorization, Execution, Delivery. This Agreement has been duly authorized, executed and delivered by the Company.

Section 3.05 Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Shares conform in all material respects to the description thereof in the Registration Statement and the Prospectus, and such description conforms to the rights set forth in the Company’s Amended and Restated Articles of Incorporation and By-Laws; no holder of the Shares shall be subject to any personal liability solely by reason of being such a holder; and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares

Section 3.06 No Applicable Registration or Other Similar Rights. Except as set forth in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

Section 3.07 No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of the Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock.

Section 3.08 Independent Accountants. Yoganandh & Ram, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the consolidated financial statements of the Company and the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are, to the knowledge of the Company, after due inquiry, (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

Section 3.09 Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein.  Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus.  The financial data set forth in or incorporated by reference into the Prospectus under the caption “Selected Financial Data” fairly presents, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus.  To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus.

Section 3.10 Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since March 31, 2009, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company is not an “accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Section 3.11 Incorporation and Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

Section 3.12 Incorporation and Good Standing of the Company’s Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing has not resulted, or would not reasonably be expected to result, in a Material Adverse Change; except as otherwise disclosed in or contemplated by the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge or lien that reasonably would be expected to result in a Material Adverse Change; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary that reasonably would be expected to result in a Material Adverse Change.  The only subsidiaries of the Company are the subsidiaries listed in the section titled “India Globalization Capital, Inc. – Background of India Globalization Capital, Inc.” in the Base Prospectus   The only Subsidiaries of the Company are Sricon Infrastructure Private Limited, Techni Bharathi Limited and India Globalization Capital, Mauritius, Limited.

Section 3.13 Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus, as of the date so presented (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options or warrants described in the Prospectus).  The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

Section 3.14 Stock Exchange Listing. The Common Shares are duly listed, and admitted and authorized for trading on the NYSE Amex, and the Shares are or, upon issuance, will be duly listed, and admitted and authorized for trading on the NYSE Amex, subject only to official notice of issuance.

Section 3.15 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of the Subsidiaries), or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, operating agreement or similar organizational document of the Company or any Subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults or Debt Repayment Triggering Events as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws; provided, however, the Company does not make any representation as to any required consent, approval, authorization or other order of, or registration or filing with, the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

Section 3.16 No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits, investigations, inquiries or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of the Subsidiaries, (ii) which have as the subject thereof property owned or leased by, or to the Company’s knowledge, any officer or director of, the Company or any of the Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A)  any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Shares.  No material labor dispute with the employees of the Company or any of the Subsidiaries, or, to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

Section 3.17 Intellectual Property Rights. The Company and the Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, servicemarks, trade names, patents, copyrights, and any registrations and applications for any of the foregoing, domain names, licenses, approvals, trade secrets, know-how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their respective businesses as now conducted as set forth in the Prospectus (including the commercialization of products or services described therein), except where the failure to own, possess or acquire such rights would not, individually or in the aggregate, result in a Material Adverse Change.  There are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property Rights owned by the Company or any Subsidiary, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property Rights which the Prospectus discloses are licensed to the Company.  There are no pending actions, suits, claims or proceedings that have been asserted or, to the Company’s knowledge, threatened against the Company or any Subsidiary challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, claim or proceeding.  There are no pending or, to the Company’s knowledge, threatened actions, suits, claims, or proceedings challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company or any Subsidiary, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, claim or proceeding.  There are no pending or, to the Company’s knowledge, threatened actions, suits, claims or proceedings that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Prospectus as under development, infringe or violate, any Intellectual Property Rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, claim or proceeding.  The Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to the Company or any Subsidiary under valid and enforceable license agreements, and all such agreements are in full force and effect.  To the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property Rights owned by the Company or any Subsidiary or that challenges the validity, enforceability or scope of any of the Intellectual Property Rights owned by the Company or any Subsidiary.  To the Company’s knowledge, there is no prior art that may render any patent application filed by the Company or a Subsidiary within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office (the “PTO”).  The Company and the Subsidiaries have duly and properly filed or caused to be filed with the PTO or foreign and international patent authorities all patent applications disclosed in the Prospectus as owned by the Company or the Subsidiaries.

Section 3.18 All Necessary Permits, etc. The Company and each Subsidiary possess such valid and current certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where failure to possess any such Governmental License would not, individually or in the aggregate, result in a Material Adverse Change; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Change; and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Governmental License, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

Section 3.19 Title to Properties. The Company and each of the Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3.09 above in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

Section 3.20 Tax Law Compliance. The Company and the Subsidiaries have filed all necessary federal, state and local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to result in, a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3.09 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries has not been finally determined.

Section 3.21 Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, (i) an “investment company” (or a company controlled by an “investment company”) within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”); or (ii) a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”).

Section 3.22 Insurance. Each of the Company and the Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction and acts of vandalism and policies covering the Company and the Subsidiaries for product liability claims.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

Section 3.23 No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Affiliate of the Company has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Agent may engage in passive market making transactions in the Shares on the Nasdaq Global Market in accordance with Regulation M.

Section 3.24 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus that have not been described as required.

Section 3.25 Statistical and Market-Related Data.  The statistical, demographic and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

Section 3.26 No Unlawful Contributions or Other Payments.  Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

Section 3.27 Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.28 Compliance with Environmental Laws.  Except as described in each the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or molds (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

Section 3.29 ERISA Compliance.  The Company and the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

Section 3.30 Brokers.  Except pursuant to this Agreement, the Engagement Letter and the Side Letter, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Section 3.31 Dividend Restrictions.  No Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

Section 3.32 Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for payments or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

Section 3.33 Money Laundering Laws.  The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.34 OFAC.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.35 Sarbanes-Oxley.  The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Section 3.36 Duties, Transfer Taxes, Etc.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Agent in the United States, the Republic of Korea, or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

Section 3.37 No Association with FINRA.  Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an Issuance shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4.13 hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

ARTICLE IV

COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

Section 4.01 Periodic Reporting Obligations; Exchange Act Compliance.  During the Agency Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act in the manner and within the time periods required by the Exchange Act.

Section 4.02 Securities Act Compliance.  After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any amendment or supplement to the Prospectus or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

Section 4.03 Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If, after the Effective Date through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (including any documents incorporated by reference therein) so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act and the Exchange Act, the Company agrees (subject to Section 4.04) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.  Neither the Agent’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4.04.

Section 4.04 Agent’s Review of Proposed Amendments and Supplements. After the Effective Date through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, prior to amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Agent, after receiving reasonable advanced notice, objects prior to such filing or use.

Section 4.05 Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto to which the Agent, after receiving reasonable advanced notice, objects prior to such filing or use.  The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request.  If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus to which the Agent, after receiving reasonable advanced notice, objects prior to such filing or use.

Section 4.06 Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

Section 4.07 Copies of Registration Statement and Prospectus.  After the Effective Date through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.08 Blue Sky Compliance.  The Company shall reasonably cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions reasonably designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

Section 4.09 Rule 158.  To make generally available to its holders of the Shares as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 under the Securities Act).

Section 4.10 Listing; Reservation of Shares; Transfer Agent.  The Company shall (a) use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Market and to maintain the listing of the Shares on the Nasdaq Global Market; (b) shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement; and (c) engage and maintain, at its expense, a registrar and transfer agent for the Shares.

Section 4.11 Due Diligence.  On each Representation Date, in connection with any Issuance and otherwise from time to time at the reasonable request of the Agent, the Company shall permit and assist representatives of the Agent and counsel to the Agent to conduct due diligence with the appropriate business, financial and legal representatives and directors of the Company, consistent with such parties’ due diligence prior to the date hereof and otherwise appropriate under the circumstances in the reasonable discretion of the Agent, including but not limited to due diligence regarding the business and financial condition of the Company, reasonable requests for documents, conference calls regarding these matters and conference calls with representatives of the Company's internal and outside counsel providing legal opinions pursuant to this Agreement and with representatives of the Company's registered independent accounting firms providing comfort letters pursuant to this Agreement.  Prior to the filing of any document with the Commission that would constitute a Triggering Event specified in Section 4.13, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such document, and the Company shall not file or use any such document to which the Agent, after receiving reasonable advanced notice, objects prior to such filing or use.

Section 4.12 Representations and Warranties.  The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

Section 4.13 Deliverables upon a Triggering Event. The Company agrees that, during the term of this Agreement, upon

(a) the amendment or supplement of any Registration Statement or Prospectus, including any document incorporated by reference therein,

(b) the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (or an amendment thereto) or

(c) the filing with the Commission of a Current Report on Form 8-K of the Company that is material to the offering of securities of the Company, in the reasonable discretion of the Agent,

(any such event, a “Triggering Event”), then the Company shall deliver or cause to be delivered to the Agent on the date of such Triggering Event, the following:

(x)            the written legal opinions of Seyfarth Shaw LLP counsel to the Company, dated the date of delivery in the form of Exhibit B, or, in the discretion of the Agent, a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Representation Date);

(y)           comfort letters, dated the date of delivery, of Yoganandh & Ram, the independent registered public accounting firm who has audited the  financial statements included or incorporated by reference in the Registration Statement, in form and substance consistent with the comfort letters such accounting firms have agreed to deliver on the Effective Date in Exhibit C and in form and substance reasonably satisfactory to the Agent; it being understood that any such comfort letters will only be required for the Triggering Event specified in clause (c) above to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus;

(d)           a certificate executed by the Secretary of the Company, signing in such capacity, dated the Applicable Time (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company; and

(e)            a certificate executed by the Chief Executive Officer, the President or any Executive or Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such respective capacities, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of it obligations hereunder to be performed on or prior to the Effective Date and as to the matters set forth in Section 5.01(a) hereof;

Section 4.14 Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of any Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.  The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.15 Market Activities.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE

NOTICES AND TO SETTLEMENT

Section 5.01 Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares During the Selling Period(s).  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)   Accuracy of the Company’s Representations and Warranties; Performance by the Company.  The representations and warranties of the Company shall be true and correct as of the each applicable Representation Date as though made at such time. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(b)   No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(c)   Material Adverse Changes.  Since the Effective Date, no event that had or would reasonably be expected to have a Material Adverse Change shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

(d)   No Suspension of Trading In or Delisting of Common Shares; Other Events.  The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Effective Date, and the Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following:  (i) if trading generally on the American Stock Exchange, the New York Stock Exchange or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any  material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the Agent makes it impracticable or inadvisable to proceed with the sale of Shares of the Company.

(e)   Comfort Letters.  The independent registered public accounting firms who have audited the financial statements included or incorporated by reference in the Registration Statement shall have furnished to the Agent a letter required to be delivered pursuant to Section 4.13 on or before the date on which satisfaction of this condition is determined.

(f)   Legal Opinions.  The counsel specified in Section 4.13 shall have furnished to the Agent their written opinions required to be delivered pursuant to Section 4.13 on or before the date on which satisfaction of this condition is determined.  Counsel to the Agent shall have furnished to the Agent, upon request, a written opinion with respect to such matters as the Agent may reasonably request.

(g)          Officers’ Certificate.  The Company shall have furnished or caused to be furnished to the Agent an officers’ certificate executed by the Chief Executive Officer, the President or any Executive or Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such respective capacities, required to be delivered pursuant to Section 4.13 on or before the date on which satisfaction of this condition is determined.

(h)   Other Documents.  On the Effective Date and prior to each Issuance Date and Settlement Date, the Agent and its counsel shall have been furnished with such documents as they may reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and its counsel.

Section 5.02 Documents Required to be Delivered on each Issuance Date.  The Agent’s obligation to use its commercially reasonable efforts to place Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01 Indemnification of the Agent.  The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) information or statements provided by the Company to the media; or (iv) any act or failure to act or any alleged act or failure to act by the Agent in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii) or (iii) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final and non-appealable judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Agent through its bad faith, willful misconduct or gross negligence; and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 6.01 shall be in addition to any liabilities that the Company may otherwise have.

Section 6.02 Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Article VI of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Article VI, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution under Section 6.04 below or otherwise under the indemnity agreement contained in this Article VI except to the extent such indemnifying party is materially prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based upon written advice of counsel, that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Article VI for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agent, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party authorizes the indemnified party in writing to employ separate counsel at the indemnifying party’s expense, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

Section 6.03 Settlements.  The indemnifying party under this Article VI shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 6.04 Contribution.  If the indemnification provided for in this Article VI is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering contemplated hereby or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.02, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 6.02 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6.04; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6.02 for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.04.

Notwithstanding the provisions of this Section 6.04, the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offering contemplated hereby.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6.04, each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

ARTICLE VII

TERMINATION & SURVIVAL

Section 7.01 Term.  Subject to the provisions of this Article VII, the term of this Agreement shall continue from the Effective Date until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Article VI.

Section 7.02 Termination; Survival Following Termination.  Either party may terminate this Agreement prior to the end of the Agency Period by giving one Trading Day’s written notice to the other party; provided that, (a) the Company shall remain obligated hereunder in respect of sales of Shares effected prior to the effectiveness of such termination pursuant to any then outstanding Issuance Notices and shall remain obligated to pay any Selling Commissions to the Agent and to reimburse the Agent for any expenses pursuant to Sections 2.02(f) and 2.03 and (b) Articles III, VI, VII and VIII shall survive termination of this Agreement.

Section 7.03  Other Survival Provisions.  In addition to the survival provision of Section 6.02, the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Effective Date, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation,  any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

Section 8.02 No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the transactions contemplated by this Agreement are an arm’s-length commercial transactions, (b) in connection with the transactions contemplated by this Agreement and the process leading to such transactions, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of any of the Company, or its stockholders, creditors, employees or any other party, (c) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent shall not have any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  In addition, each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Article VI, and is fully informed regarding said provisions, and that the provisions of Article VI hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 8.03 Research Analyst Independence.  The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions.  The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 8.04 Notices.  All communications hereunder shall be in writing, shall be effective upon actual receipt by the intended recipient and (except to the extent other forms of delivery are specified in this Agreement) shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Enclave Capital LLC
708 Third Avenue
19th Floor
New York, New York 10017
Attn: Rory Rohan
Tel: (646) 454-8600
Facsimile: (646) 454-8699

For purposes of Section 2.02(a), the following persons are designated as those individuals to whom Issuance Notices should be delivered pursuant to Section 2.02(a), with their email addresses and telephone numbers corresponding to their names below:

Rory Rohan, rrohan@enclavecapital.com, (646) 454-8600
Steve Inglis, singlis@enclavecapital.com, (646) 454-8600
Robert Mazzeo, rmazzeo@enclavecapital.com, (646) 454-8600

with a copy to:

Mazzeo Song & Bradham LLP
708 Third Avenue
New York, New York 10017
Facsimile: (212) 599-8400
Attention: David Song, Esq

If to the Company:

India Globalization Capital, Inc.
4336 Montgomery Ave
Bethesda, Maryland 20814
Facsimile: (240) 465-0273
Attention: Ram Mukunda

with a copy to:

Seyfarth Shaw LLP
2 Seaport Lane
Boston, MA 02210
Facsimile:  (617) 946-4801
Attention: Mark A. Katzoff, Esq

For purposes of Section 2.02(d), the following persons are designated as those individuals to whom Issuance Notices should be delivered pursuant to Section 2.02(d), with their email addresses and telephone numbers corresponding to their names below:

Ram Mukunda, ram@indiaglobalcap.com, (301) 983-0998

with a copy to:

Seyfarth Shaw LLP
2 Seaport Lane
Boston, MA 02210
Facsimile:  (617) 946-4801
Attention: Mark A. Katzoff, Esq

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8.06.

Section 8.05 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Article VI, and in each case their respective successors, and no other person will have any right or obligation hereunder.

Section 8.06 Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 8.07 Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 8.08 General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INDIA GLOBALIZATION CAPITAL, INC.

By:
Name:
Title:

ENCLAVE CAPITAL LLC

By:
Name:
Title:

EXHIBIT A

ISSUANCE NOTICE

[Date]

Enclave Capital LLC
New York, New York 10017
Attn: [__________]

Reference is made to the ATM Agency Agreement between INDIA GLOBALIZATION CAPITAL, INC. (the “Company”) and Enclave Capital LLC (the “Agent”) dated as of October 13, 2009.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.02(a)): _______________________

Issuance Amount (equal to the total Sales Price for such Shares):

                                                               $

Number of Days in Selling Period:

First Date of Selling Period:
Last Date of Selling Period:

Settlement Date(s) if other than standard T+3 settlement

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share

Comments:

INDIA GLOBALIZATION CAPITAL, INC.
By:
Name:
Title:

EXHIBIT B

Form of Opinion of _______________ counsel to the Company

References to the Prospectus in this Exhibit B include any amendments and supplements thereto at the Effective Date.

(i) The Company is a corporation duly incorporated under the laws of the State of Maryland and, to our knowledge, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

(ii) The Company is validly existing and in good standing under the laws of the State of Maryland and, to our Knowledge, is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which such qualification is required, except for such jurisdictions where the lack of qualification would not result in a Material Adverse Change.

(iii) The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the articles of incorporation and by-laws of the Company and the Maryland General Corporation Law.

(iv) No stockholder of the Company or any other person has any preemptive right or right of first refusal to subscribe for or purchase securities of the Company arising solely by operation of the articles of incorporation or by-laws of the Company or the Maryland General Corporation Law.

(v) The Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(vi) The Registration Statement has been declared effective by the Commission under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted, are pending or, to our knowledge, are contemplated or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such rule.

(vii) As of the date hereof, the Company is permitted to sell up to  ________ shares of its common stock under the Registration Statement while still meeting the eligibility requirements of Instruction I.B.6. of Form S-3.

(viii) Based on advice received from the NYSE Amex, the Shares have been approved for listing on the NYSE Amex.

(ix) The statements in the Prospectus under the captions “Description of Common Stock,” and “Securities We May Offer,” in each case insofar as such statements purport to describe certain provisions of documents, instruments, agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate in all material respects.

(x) The company is not in violation of its articles of incorporation or by-laws, except for such violation or Default as would not, individually or in the aggregate, result in a Material Adverse Change.

(xi) To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened that are required to be disclosed in the Registration Statement and are not so disclosed.

(xii) Other than as specifically described in the Registration Statement, there are no persons with the right to have any securities registered for sale under the Registration Statement.

(xiii) To our knowledge, (i) there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein, or filed or incorporated by reference as exhibits thereto; (ii) the descriptions thereof and references thereto are accurate in all material respects; and (iii) the Company is not in Default under any Existing Instrument.

(xiv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or applicable state securities laws.

(xv) The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act

(xvi) Each document filed pursuant to the Exchange Act (other than the financial statements and financial schedules and other financial data included therein, as to which we express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

(xvii) The execution and delivery of the Agreement by the Company, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Agreement, as to which we render no opinion) and the issuance and sale of the Shares (i) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any material Existing Instrument; and (ii) will not result in any violation of New York State or U.S. federal law or, to our knowledge, any administrative regulation or administrative or court decree, applicable to the Company.

(xviii) To our knowledge, no shareholder of the Company or any other person has any preemptive right or right of first refusal to subscribe for or purchase securities of the Company.

In addition to the opinions expressed above, we hereby inform you that (A) the Registration Statement and the Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and (B) nothing has come to our attention that causes us to believe that (i) the Registration Statement (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii)  the Base Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), as of the date on which it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), as of its date, contained or (as amended or supplemented, if applicable, as of the Effective Date) contains any untrue statement of a material fact or omitted or (as amended or supplemented, if applicable, as of the Effective Date) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading., or (iv) the Prospectus together with any free writing prospectus and any pricing information (the “Time of Sale Information”) (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), as of the Issuance Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

[Form of Comfort Letters]

We have audited the consolidated balance sheets of India Globalization Capital, Inc. (the “Company”) and subsidiaries as of March 31, 2009 and 2008, and the consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended March 31, 2009 and 2008, respectively, included in the company’s annual report on Form 10-K for the year ended March 31, 2009 (the “Consolidated Financial Statements”), and incorporated by reference in the Registration Statement (No. [        ]) on Form S-3, as amended, the related prospectus dated [               ] and the related prospectus supplement dated October [13], 2009 (collectively, the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Act”).

In connection with the Registration Statement:

We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder and pursuant to guidelines prescribed by the Public Company Accounting Oversight Board (the “PCAOB”) adopted by the Securities and Exchange Commission (the “SEC”).

In our opinion, the Consolidated Financial Statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules and regulations thereunder adopted by the SEC.

We have not audited any financial statements of the Company as of any date or for any period subsequent to March 31, 2009; although we have conducted an audit for the year ended March 31, 2009, the purpose (and therefore the scope) of which was to enable us to express our opinion on the Consolidated Financial Statements as of March 31, 2009, and for the year then ended, but not on the financial statements for any interim period within that year.

For purposes of this letter, we have read the minutes of meetings of the Board of Directors (including Audit, Compensation, and Nominating and Corporate Governance Committees) of, and of the Company and its subsidiaries since March 31, 2009, as set forth in the respective minute books at ________, 2009 officials of the company having advised us that the minutes of all such meetings through that date were set forth therein; we have also carried out other procedures to _________, 2009, as follows (our work did not extend to the period from ___________, 2009 to ___________, 2009, inclusive).

With respect to the three month periods ended June 30, 2009 and September 30, 2009,

(i) we have performed the procedures specified by the PCAOB for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited consolidated financial statements for the periods then ended; and

(ii)  we have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements for the periods then ended comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations of the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB and would not necessarily reveal matters of significance. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

 We have inquired of certain officials of the Company who have responsibility for financial and accounting matters regarding whether, at October __, 2009, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders’ equity of the consolidated companies as compared with amounts shown on the March 31, 2009, audited consolidated balance sheet included in the Form 10-K which is incorporated by reference in the Registration Statement or (b) for the period from March 31, 2009 to October __, 2009, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in paragraph 4 above, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Form 10-K which is incorporated by reference in the Registration Statement discloses have occurred or may occur.

Our audit of the Consolidated Financial Statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole.  For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

It should be understood that we make no representations regarding questions of legal interpretation and make no representations regarding the adequacy of disclosure in the Form 10-K which is incorporated by reference in the Registration Statement and or regarding whether any material facts have been omitted therefrom.

This letter is solely for the information of the addressees to assist in conducting and documenting their investigation of the affairs of India Globalization Capital, Inc. in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the placement group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the placement agency agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.